                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential,]for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                Cacheflow, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

                           [LOGO OF CACHEFLOW INC.]

                               ----------------

                                CACHEFLOW INC.
                              650 Almanor Avenue
                              Sunnyvale, CA 94086

                               ----------------

                                August 4, 2000

TO THE STOCKHOLDERS OF CACHEFLOW INC.

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of CacheFlow Inc. (the "Company"), which will be held at the Company's headquarters located at 650 Almanor Avenue, Sunnyvale, California 94086 on Wednesday, August 30th, 2000, at 10:00 a.m. Pacific Daylight Time.

   Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

   It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE ENCLOSED INSTRUCTIONS. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Brian NeSmith
                                          Brian NeSmith
                                          President and Chief Executive
                                           Officer

                                CACHEFLOW INC.
                              650 Almanor Avenue
                          Sunnyvale, California 94086

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held August 30, 2000

                               ----------------

   The Annual Meeting of Stockholders (the "Annual Meeting") of CacheFlow Inc. (the "Company") will be held at the Company's headquarters located at 650 Almanor Avenue, Sunnyvale, California 94086, on Wednesday, August 30th, 2000, at 10:00 a.m. Pacific Daylight Time for the following purposes:

    1. To elect six directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

    2. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the total number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares;

    3. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 30, 2001; and

    4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement accompanying this notice.

   Only stockholders of record at the close of business on July 7, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 650 Almanor Avenue, Sunnyvale, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Michael Johnson
                                          Michael Johnson
                                          Secretary

Sunnyvale, California
August 4, 2000


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                           [LOGO OF CACHEFLOW INC.]

                                CACHEFLOW INC.
                              650 Almanor Avenue
                          Sunnyvale, California 94086

                               ----------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          To be held August 30, 2000

                               ----------------

                              GENERAL INFORMATION

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of CacheFlow Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters located at 650 Almanor Avenue, Sunnyvale, California 94086, on Wednesday, August 30th, 2000, at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about August 4, 2000.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On July 7, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 39,008,680 shares of Common Stock outstanding. Each stockholder of record on July 7, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on July 7, 2000. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The six nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

   Proposal 2. Approval of the amendment to the Company's 1999 Stock Incentive Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus will not affect the outcome of voting on the proposal.

   Proposal 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 30, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, FOR Proposal No. 3, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of July 1, 2000, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

         Nominees           Age   Positions and Offices Held with the Company
         --------           ---   -------------------------------------------
Brian M. NeSmith...........  38 President, Chief Executive Officer and Director
Marc Andreessen............  29 Director
David W. Hanna(1)..........  61 Director
Michael A. Malcolm.........  55 Chairman of the Board, Director
Stuart G. Phillips(1)(2)...  42 Director
Andrew S. Rachleff(2)......  41 Director

--------
(1) Member of Compensation Committee
(2) Member of Audit Committee

   Brian M. NeSmith has served as President and Chief Executive Officer and a director of the Company since March 1999. From December 1997 to March 1999, Mr. NeSmith served as Vice President of Nokia IP, Inc., a security router company, which acquired Ipsilon Networks, Inc., an IP switching company, where Mr. NeSmith served as Chief Executive Officer from May 1995 to December 1997. From October 1987 to April 1995, Mr. NeSmith held several positions at Newbridge Networks Corporation, a networking equipment manufacturer, including vice president and general manager of the VIVID group. Mr. NeSmith holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

   Marc Andreessen has served as a director of the Company since October 1999. Mr. Andreessen has served as the Chairman of Loudcloud, Inc., a provider of Internet services to electronic commerce companies, since October 1999. From March 1999 to September 1999, Mr. Andreessen served as Chief Technology Officer of America Online, Inc., an Internet technology and interactive services company. Mr. Andreessen co-founded Netscape Communications Corp., a provider of software and Website resources, in April 1994. From September 1994 to March 1999, when Netscape Communications Corp. was acquired by America Online, Inc., Mr. Andreessen served as a director and Executive Vice President of Products of Netscape Communications Corp. Mr. Andreessen holds a B.S. in computer science from the University of Illinois.

   David W. Hanna has served as a director of the Company since October 1996. From December 1998 to March 1999, Mr. Hanna also served as the Company's President and Chief Executive Officer. From March 1998 to March 2000, Mr. Hanna served as President and Chief Executive Officer of Sage Software, Inc., a financial software company. Mr. Hanna served as President and Chief Executive Officer of State of the Art, Inc., a financial software developer, from November 1993 until March 1998. Mr. Hanna currently serves as President of The Hanna Group, which provides operational and strategic consulting to both small, high-tech companies and to larger organizations requiring growth restoration and restructuring. In addition, Mr. Hanna serves as Chairman of Hanna Capital Management Inc., which provides financial management services to high-net-worth individuals. He is also Chief Executive Officer of Hanna Ventures, which invests in networking, communications, and Internet/intranet companies. Mr. Hanna also serves on the boards of directors of several privately held companies. Mr. Hanna holds a B.S. in business administration from the University of Arizona.

   Michael A. Malcolm has served as Chairman of the Board of Directors of the Company since March 1996. From June 1997 to December 1998, Mr. Malcolm also served as our President and Chief Executive Officer. From April 1992 to October 1994, Mr. Malcolm served as President and Chief Executive Officer of Network Appliance Inc., a network filer company. Mr. Malcolm holds a B.S. in mechanical engineering from the University of Denver and M.A. and Ph.D. degrees in computer science from Stanford University.

   Stuart G. Phillips has served as a director of the Company since January 1997. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems Inc., an internetworking company. Mr. Phillips also serves on the boards of directors of several privately held companies. He holds a B.S. in electronics from the University of Wales at Cardiff, U.K.

   Andrew S. Rachleff has served as a director of the Company since October 1997. In May 1995, Mr. Rachleff co-founded Benchmark Capital, a venture capital firm, and has served as a general partner since that time. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a venture capital firm. Mr. Rachleff also serves on the boards of directors of NorthPoint Communications Group, Inc., a competitive local exchange carrier, and several privately held companies. Mr. Rachleff holds a B.S. in economics from the University of Pennsylvania and an M.B.A. from Stanford University.

Board of Directors Meetings and Committees

   During the fiscal year ended April 30, 2000, the Board of Directors held ten (10) meetings and acted by written consent in lieu of a meeting on twelve
(12) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two (2) standing committees: the Audit Committee and the Compensation Committee.

   During the fiscal year ended April 30, 2000, the Compensation Committee of the Board of Directors held no meetings and acted by written consent in lieu of a meeting on five (5) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Stock Incentive Plan and the 2000 Supplemental Stock Option Plan. The members of the Compensation Committee are Messrs. Hanna and Phillips.

   During the fiscal year ended April 30, 2000, the Audit Committee of the Board of Directors held one (1) meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. During the fiscal year ended April 30, 2000, the members of the Audit Committee were Messrs. Phillips and Rachleff.

Director Compensation

   Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

   Non-employee Board members are eligible for option grants under the Company's 1999 Director Option Plan. Each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 25,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each

Annual Meeting of Stockholders, each individual who will continue to be a director after that Annual Meeting will receive an additional option grant to purchase 5,000 shares of Common Stock. The option price for each option grant under the Company's 1999 Director Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date. Each initial automatic grant shall become exercisable for 25% of the shares upon the optionee's completion of 12 months of service from the date of grant and as to the balance of the shares in annual installments over the three-year period thereafter; each annual automatic grant shall become exercisable in full on the first anniversary of the grant date. Directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1999 Stock Incentive Plan and are also eligible to participate in the Company's Employee Stock Purchase Plan.

   Mr. Malcolm was granted an option on October 13, 1999 to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share. Mr. Andreessen received an option to purchase 25,000 shares of Common Stock on October 13, 1999 at an exercise price of $4.00 per share in connection with his service as a member of the Company's board of directors. Both of these options are immediately exercisable. The shares purchasable upon exercise of these options are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in these shares. The repurchase right lapses as to 25% of the option shares on the one year anniversary of the grant date, and lapses in a series of 36 equal monthly installments thereafter. Each of Messrs. Hanna, Phillips and Rachleff received an option to purchase 25,000 shares of Common Stock on November 12, 1999 at an exercise price of $12.00 per share. The options are immediately exercisable. The shares purchasable upon exercise of these options are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in these shares. The repurchase right lapses in a series of 48 equal monthly installments after the grant date.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of May 31, 2000, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. Shares issuable pursuant to stock options and warrants are deemed outstanding for computing the percentage of the person holding the options and warrants but are not outstanding for the percentage of any other person. As a result, the percentage ownership of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                          Shares Beneficially
                                                          Owned as of May 31,
                                                              2000(1)(2)
                                                         ---------------------
                                                         Number of  Percentage
                    Beneficial Owner                       Shares    of Class
                    ----------------                     ---------- ----------
Entities affiliated with
 Benchmark Capital(3)...................................  4,757,388    13.1%
 2480 Sand Hill Road, Suite 200
 Menlo Park, California 94025

Michael A. Malcolm......................................  3,809,599    10.2

Entities affiliated with
 U.S. Venture Partners(4)...............................  3,136,546     8.6
 2180 Sand Hill Road, Suite 300
 Menlo Park, CA 94025

Joseph Pruskowski(5)....................................  2,450,243     6.8
 18109 236th Avenue NE
 Woodinville, Washington 98072

Brian M. NeSmith(6).....................................  2,146,000     5.9

Entities affiliated with
 Technology Crossover Ventures(7).......................  1,998,948     5.5
 575 High Street, Suite 400
 Palo Alto, California 94301

Nai-Ting Hsu............................................    420,000     1.2

Michael Johnson(8)......................................    199,375      *

Alan L. Robin(9)........................................    331,375      *

William S. Warner(10)...................................    491,250     1.4

Rangaswamy Vasudevan(11)................................    402,000     1.1

Marc Andreessen(12).....................................    983,333     2.7

David W. Hanna(13)......................................  1,325,556     3.7

Stuart G. Phillips(14)..................................  3,331,546     9.2

Andrew S. Rachleff(15)..................................  4,785,544    13.2

All current directors and executive officers as a group
 (9 persons)(16)........................................ 17,332,328    46.9

--------
  *Less than 1% of the outstanding shares of Common Stock.

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have, to the Company's knowledge, sole voting and investment power with respect to all shares of Common Stock. Unless otherwise indicated, the address of each individual listed in the table is c/o CacheFlow Inc., 650 Almanor Avenue, Sunnyvale, California 94086.

 (2) The percentage of beneficial ownership is based on 36,241,768 shares of Common Stock outstanding as of May 31, 2000. The number of shares of Common Stock deemed outstanding for each individual shareholder includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after May 31, 2000.

 (3) Consists of 4,176,178 shares held by Benchmark Capital Partners, L.P. and 581,210 shares held by Benchmark Founders' Fund, L.P. Mr. Rachleff, one of our directors, is a managing member of Benchmark Capital Management Co., L.L.C., which is the general partner of each of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. Mr. Rachleff disclaims beneficial ownership of the shares held by Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. except to the extent of his economic interest in the funds. The persons having voting or investment power with respect to the securities held by entities affiliated with Benchmark Capital include David M. Beirne, Bruce W. Dunlevie, Kevin R. Harvey, Robert C. Kagle, Andrew S. Rachleff and Steven M. Spurlock.

 (4) Consists of 2,822,888 shares held by U.S. Venture Partners V, L.P., 156,828 shares held by USVP V International, L.P., 87,824 shares held by 2180 Associates Fund V, L.P. and 69,006 shares held by
     USVP V Entrepreneur Partners, L.P. Mr. Phillips, one of our directors, is a general partner of Presidio Management Group V, L.L.C., which is the general partner of each of U.S. Venture Partners V, L.P., USVP V International, L.P., 2180 Associates Fund V, L.P. and USVP V Entrepreneur Partners, L.P. Mr. Phillips disclaims beneficial ownership of the shares held by U.S. Venture Partners V, L.P., USVP V International L.P., 2180 Associates Fund V, L.P. and USVP V Entrepreneur Partners, L.P., except to the extent of his economic interest in the funds. The persons having voting or investment power with respect to the securities held by entities affiliated with U.S. Venture Partners include Irwin Federman, Marc A. Friend, Jason E. Green, Steven M. Krausz, Lucio L. Lanza, Stuart
     R. Phillips, Jonathan D. Root and Philip M. Young.

 (5) Includes 33,100 shares held by Mr. Pruskowski's wife.

 (6) Includes options immediately exercisable for 146,000 shares.

 (7) Consists of 14,516 shares held by TCV III (GP), 68,946 shares held by TCV III, L.P., 1,832,502 shares held by TCV III (Q), L.P. and 82,984 shares held by TCV III Strategic Partners, L.P. Jay C. Hoag and Richard H. Kimball are the managing members of Technology Crossover Management III, L.L.C., which is the general partner of each of TCV III (GP), TCV III, L.P., TCV III (Q), L.P. and TCV III Strategic Partners, L.P. Messrs. Hoag and Kimball each disclaim beneficial ownership of the shares held by TCV III (GP), TCV III, L.P., TCV III (Q), L.P. and TCV III Strategic Partners, L.P., except to the extent of their respective economic interest in the funds. The persons having voting or investment power with respect to the securities held by entities affiliated with Technology Crossover Ventures are Messrs. Hoag and Kimball.

 (8) Consists of options immediately exercisable for 190,000 shares and 9,375 shares issuable pursuant to stock options that may be exercised within sixty (60) days of May 31, 2000.

 (9) Includes options immediately exercisable for 281,375 shares.

(10) Includes 1,250 shares issuable pursuant to stock options that may be exercised within sixty (60) days of May 31, 2000.

(11) Includes 20,000 shares held by Mr. Vasudevan as custodian for Gautam Vasudevan, 20,000 shares held as custodian for Vijay Vasudevan, 2,000 shares held as Trustee for the Jyothi Sarangarajan Trust and 360,000 shares held by the Vasudevan Family Trust.

(12) Consists of 983,333 shares held by the Andreessen 1996 Living Trust.

(13) Consists of 928,384 shares owned individually by Mr. Hanna and includes options immediately exercisable for 25,000 shares held by Mr. Hanna. Also includes 3,200 shares held by K-H Investors (1996-B), L.P., 711 shares held by K-H Investors (1998-A), L.P., 1,865 shares held by Hanna Ventures-CacheFlow III, L.P., 90,487 shares held by Kelly, Hanna Capital Management, Inc., 23,471 shares held by Hanna Ventures L.L.C., 8,976 shares held by Hanna Ventures-CacheFlow IPO, L.P, 15,262 shares held by Hanna Group Profit Sharing Plan, 155,474 shares held by the David William Hanna Trust dated October 30, 1989, 20,000 shares held by Hanna 1999 Annuities Trust dated 11/15/99 and 52,726 shares held by Mr. Hanna's spouse. Mr. Hanna, one of our directors, is an affiliate of K-H Investors (1996-B), L.P., K-H Investors (1998-A), L.P., Hanna Ventures-CacheFlow III, L.P., Kelly, Hanna Capital Management Hanna Ventures, L.L.C and Hanna Ventures-CacheFlow IPO, L.P. Mr. Hanna disclaims beneficial ownership of the shares held by these entities, except to the extent of his economic interest in the funds.

(14) Includes 170,000 shares owned individually by Mr. Phillips and includes options immediately exercisable for 25,000 shares held by Mr. Phillips. Also includes 2,822,888 shares held by U.S. Venture Partners V, L.P., 156,828 shares held by USVP V International, L.P., 87,824 shares held by 2180 Associates Fund V, L.P. and 69,006 shares held by USVP V Entrepreneur Partners, L.P. Mr. Phillips, one of our directors, is a general partner of Presidio Management Group V, L.L.C., which is the general partner of each of U.S. Venture Partners V, L.P., USVP V International, L.P., 2180 Associates Fund V, L.P. and USVP V Entrepreneur Partners, L.P. Mr. Phllips disclaims beneficial ownership of the shares held by U.S. Venture Partners V, L.P., USVP V International, L.P., 2180 Associates Fund V, L.P. and USVP V Entrepreneur Partners, L.P., except to the extent of his economic interest in the funds.

(15) Includes 3,156 shares owned individually by Mr. Rachleff and includes options immediately exercisable for 25,000 shares held by Mr. Rachleff. Also includes 4,176,178 shares held by Benchmark Capital Partners, L.P. and 581,210 shares held by Benchmark Founders' Fund, L.P. Mr. Rachleff, one of our directors, is a managing member of Benchmark Capital Management Co., L.L.C., which is the general partner of each of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. Mr. Rachleff disclaims beneficial ownership of the shares held by Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. except to the extent of his economic interest in the funds. The persons having voting or investment power with respect to the securities held by entities affiliated with Benchmark Capital include David M. Beirne, Bruce W. Dunlevie, Kevin R. Harvey, Robert C. Kagle, Andrew S. Rachleff, and Steven M. Spurlock.

(16)Includes options immediately exercisable for 701,750 shares.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and has the authority to administer the Company's 1999 Stock Incentive Plan, 2000 Supplemental Stock Option Plan, and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

   For the fiscal year ended April 30, 2000, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

   General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary,
(ii) cash bonus awards and (iii) long-term stock-based incentive awards.

   Base Salary. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

   In preparing the performance graph for this Proxy Statement, the Company has selected the Chase H&Q Technology Index. The companies included in the Company's informal survey are not necessarily those included in the Chase H&Q Technology Index, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.

   Annual Cash Bonuses. The annual pool of bonuses for executive officers is distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid generally reflect an individual's accomplishment of both corporate and functional objectives and are based on a percentage of the individual's base salary. No bonuses were paid to the executive officers for the fiscal year ended April 30, 2000, as there was no bonus plan at that time. A bonus was paid to Mr. Robin pursuant to the term of his employment agreement.

   Long-Term Incentive Compensation. During the fiscal year ended April 30, 2000, the Committee, in its discretion, made option grants to Messrs. Hsu, Johnson, NeSmith and Robin under the 1996 Stock Option Plan and option grants to Messrs. Johnson and Robin under the 1999 Stock Incentive Plan. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, a significant grant was made to Messrs. Johnson, Hsu and Robin in connection with the commencement of employment with the Company and a smaller grant was made to Mr. NeSmith. Subsequent grants were also made to Messrs. Johnson and Hsu.

   Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two to four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

   CEO Compensation. The annual base salary for Mr. NeSmith, the Company's President and Chief Executive Officer, was established by the Committee in connection with his commencement of employment. No bonus was paid to Mr. NeSmith for the fiscal year ended April 30, 2000.

   The option grant made to Mr. NeSmith during the fiscal year ended April 30, 2000 was based on the factors discussed above.

   Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company's 1999 Stock Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Stock Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the fiscal year ended April 30, 2000 will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          COMPENSATION COMMITTEE

                                          David Hanna
                                          Stuart Phillips

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board of Directors was formed in September 1999, and the members of the Compensation Committee are Messrs. Hanna and Phillips. Mr. Phillips was not at any time an officer or employee of ours; Mr. Hanna served as the Company's President and Chief Executive Officer from December 11, 1998 to March 2, 1999. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between November 19, 1999 (the date the Company's Common Stock commenced public trading) and April 30, 2000 with the cumulative total return of (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market--U.S. Index") and (ii) the Chase H&Q Technology Index (the "Chase H&Q Technology Index"), over the same period. This graph assumes the investment of $100.00 on November 19, 1999 in the Company's Common Stock, the Nasdaq Stock Market--U.S. Index and the Chase H&Q Technology Index, and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Chase H&Q LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                    [CHART]

                                                       11/19/99  1/00    4/00
                                                       -------- ------- -------
CacheFlow Inc......................................... $100.00  $362.50 $309.38
Nasdaq Stock Market--U.S. Index....................... $100.00  $116.33 $114.52
Chase H&Q Technology Index............................ $100.00  $117.67 $123.76

   The Company effected its initial public offering of Common Stock on November 19, 1999 at a price of $24.00 per share.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the three other most highly compensated executive officers who were serving as such at the end of the fiscal year ended April 30, 2000 and two other individuals who ceased to be executive officers prior to April 30, 2000 (collectively, the "Named Officers"), each of whose salary and bonus for the fiscal year ended April 30, 2000 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

                          Summary Compensation Table

                                                Annual              Long-Term
                                             Compensation          Compensation
                                           --------------------    ------------
                                                                    Number of
                                                                    Securities
                                                                    Underlying
Name and Principal Position           Year  Salary      Bonus        Options
---------------------------           ---- --------    --------    ------------
Brian M. NeSmith..................... 2000 $175,000    $      0       200,000
 President and Chief Executive        1999 $ 28,494(1) $      0     2,000,000
  Officer and Director

Michael J. Johnson................... 2000 $137,199    $      0       490,000
 Vice President, Chief Financial      1999 $      0(1) $      0             0
  Officer and Secretary

Alan L. Robin........................ 2000 $115,385    $471,523(2)    622,000
 Senior Vice President, Sales         1999 $      0(1) $      0             0

Nai-Ting Hsu......................... 2000 $ 98,157    $      0       420,000
 Senior Vice President, CacheFlow     1999 $      0(1) $      0             0
  Ventures

William S. Warner.................... 2000 $150,000    $ 48,085(3)     20,000
 Vice President, Business Development 1999 $149,889    $ 40,000             0

Rangaswamy Vasudevan................. 2000 $150,000    $      0       120,000
 Chief Technical Officer              1999 $149,907    $      0             0

--------
(1) Mr. NeSmith commenced employment in March 1999. Mr. Johnson and Mr. Robin commenced employment in July 1999. Mr. Hsu commenced employment in October 1999.

(2) Includes commissions of $121,521.

(3) Includes commissions of $28,085.

   The following table contains information concerning the stock option grants made to each of the Named Officers for the fiscal year ended April 30, 2000. No stock appreciation rights were granted to these individuals during such year.

                       Option Grants in Last Fiscal Year

                                    Individual Grants(1)                 Potential
                         ------------------------------------------ Realizable Value at
                         Number of  % of Total                            Assumed
                         Securities  Options                          Annual Rates of
                         Underlying Granted to Exercise                 Stock Price
                          Options   Employees    Price   Expiration    Appreciation
                          Granted   in FY 2000 Per Share    Date     for Option Term(2)
                         ---------- ---------- --------- ---------- -------------------
Name                                                                    5%       10%
----                                                                --------- ---------
Brian M. NeSmith........  90,000         0.83%    $ 5.50  9/23/2009   311,303   788,903
                         110,000         1.01%    $ 5.50  9/23/2009   380,481   964,214

Michael J. Johnson...... 250,000(3)      2.30%    $ 2.00  7/25/2009   314,447   796,871
                          65,000(3)      0.60%    $ 2.00  7/25/2009    81,756   207,187
                          25,000(3)      0.23%    $12.00 11/11/2009   188,668   478,123
                         150,000(3)      1.38%    $30.50  4/16/2010 2,877,193 7,291,372

Alan L. Robin........... 250,000         2.30%    $ 2.00  7/25/2009   314,447   796,871
                         222,000         2.04%    $ 2.00  7/25/2009   279,229   707,622
                         150,000(4)      1.38%    $30.50  4/16/2010 2,877,193 7,291,372

Nai-Ting Hsu............ 420,000(5)      3.87%    $ 6.00 10/12/2009 1,584,814 4,016,231

William S. Warner.......  20,000(6)       .18%    $30.50  4/16/2010   383,626   972,183

Rangaswamy Vasudevan.... 120,000(7)      1.11%    $30.50  4/16/2010 2,301,754 5,833,097

--------
(1) The options disclosed in the table were granted 10 years prior to the expiration date shown. Except as otherwise noted, the options listed in the table are immediately exercisable except to the extent necessary to satisfy the $100,000 limitation applicable to incentive options and the option shares vest 25% after one year from the grant date and monthly thereafter for three years. The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. The options will also become fully vested in the event that the optionee's service is involuntarily terminated following a change in control.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) The vesting commencement date for the first two grants to Mr. Johnson is July 12, 1999. The option shares under the 25,000-share grant to Mr. Johnson vest 4,166 shares on July 12, 2000 and monthly thereafter for the next 40 months. The option shares under the 150,000-grant to Mr. Johnson become exercisable for 3/48th of the shares on July 12, 2000 and monthly thereafter for the next 45 months.

(4) The option shares under the 150,000-grant to Mr. Robin become exercisable for 3/48th of the shares on July 26, 2000 and monthly thereafter for the next 45 months.

(5) The vesting commencement date for the grant to Mr. Hsu is October 11, 1999.

(6) The options under this grant to Mr. Warner vests in 48 monthly installments beginning April 17, 2000

(7) The options under this grant to Mr. Vasudevan vest in 24 monthly installments beginning August 1, 2001.

   The following table sets forth information concerning option exercises during the fiscal year ended April 30, 2000 and option holdings as of the end of the fiscal year ended April 30, 2000 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

                Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                              Number of
                                                        Securities Underlying     Value of Unexercised
                                      Value Realized     Unexercised Options      In-the-Money Options
                           Shares    (Market Price at         at FY-End               At FY-End(1)
                         Acquired on  Exercise Less   ------------------------- -------------------------
Name                      Exercise   Exercise Price)  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------------- ----------- ------------- ----------- -------------
Brian M. NeSmith........           0         $      0   146,000          54,000 $10,037,500  $ 3,712,500

Michael J. Johnson......           0         $      0   190,000         300,000 $13,447,500  $17,400,000

Alan L. Robin...........      50,000         $500,000   272,000         300,000 $19,652,000  $17,400,000

Nai-Ting Hsu............     420,000         $      0         0               0 $         0  $         0

William S. Warner.......           0         $      0         0          20,000 $         0  $   875,000

Rangaswamy Vasudevan....           0         $      0         0         120,000 $         0  $ 5,250,000

--------
(1) Based on the fair market value of the Company's Common Stock at year-end $74.25 per share less the exercise price payable for such shares.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

   The compensation committee of the board of directors, as plan administrator of the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the officers named in the Summary Compensation Table and any other person in connection with certain changes in control of the Company. In connection with the adoption of the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, the Company has provided that upon a change in control of the Company, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. In addition, an option or award will become fully exercisable and fully vested if the holder's employment or service is involuntarily terminated within 18 months following the change in control.

   Except for Mr. NeSmith, Mr. Johnson, and Mr. Robin, none of the officers named in the Summary Compensation Table has an employment agreement with the Company, and their employment may be terminated at any time. CacheFlow has entered into an agreement with Mr. NeSmith, dated February 24, 1999, which provides that his salary shall be $175,000 per year. The agreement provides for the grant of an option to Mr. NeSmith to purchase shares of the Company's Common Stock at the fair market value on the grant date. The agreement also provides that the Company will extend a loan to Mr. NeSmith of up to $800,000. The agreement also provides for acceleration of vesting of option shares as if Mr. NeSmith remained employed for one additional year in the event of a change in control of the Company.

   The Company has entered into an agreement with Mr. Johnson, the Company's Vice President and Chief Financial Officer, dated June 4, 1999, which provides that his salary shall be $170,000 per year. The agreement provides for the grant of an option to Mr. Johnson to purchase shares of Common Stock at the fair market value on the grant date. The agreement also provides for acceleration of vesting of option shares as if Mr. Johnson remained employed for one additional year in the event that he is not offered the same or similar position following a change in control of CacheFlow.

   The Company has entered into an agreement with Mr. Robin, the Company's Senior Vice President of Sales, dated July 12, 1999, which provides for a salary of $150,000 per year and a target commission of up to $125,000 per year. Under the agreement, he is also eligible for cash bonuses of $200,000 each payable 60 days after his start date and on August 1, 2000. The agreement provides for the grant of an option to Mr. Robin to purchase shares of the Company's Common Stock at the fair market value on the grant date. The agreement also provides for payment of severance pay in the amount of six months base salary plus bonus in the event that Mr. Robin's employment is terminated without cause. The agreement also provides for acceleration of vesting of option shares as if Mr. Robin remained employed for one additional year in the event that his employment is terminated without cause; after three years of employment, vesting acceleration declines by one month for each month of service and does not apply after four years of employment. The agreement also provides for acceleration of vesting of option shares as if Mr. Robin remained employed for one additional year in the event that he is not offered the same or similar position following a change in control of the Company.

                                PROPOSAL NO. 2

                  AMENDMENT OF THE 1999 STOCK INCENTIVE PLAN

   The stockholders are being asked to approve an amendment to the CacheFlow Inc. 1999 Stock Incentive Plan (the "Incentive Plan"). The Board of Directors ("Board") amended the Incentive Plan on July 28, 2000 to increase the share reserve by 2,000,000 shares to an aggregate of 8,794,013 shares, as discussed below. The Board believes that equity awards under the Incentive Plan play an important role in the Company's efforts to attract, employ and retain employees, directors and consultants of outstanding ability.

   The Company established the Incentive Plan on September 24, 1999 as a successor to the 1996 Stock Option Plan ("Predecessor Plan") to provide a means whereby eligible individuals may be given an opportunity to acquire shares of Common Stock and to benefit from increases in value of the Common Stock. The Incentive Plan was approved by the stockholders on November 1, 1999.

   The principal terms and provisions of the Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Incentive Plan. A copy of the Incentive Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the executive offices in Sunnyvale, California.

   Structure. The Incentive Plan is divided into four separate components: (i) the Discretionary Option Grant Program, under which eligible individuals may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value on the grant date, (ii) the Stock Issuance Program, under which such persons may, in the plan administrator's discretion, be issued shares of Common Stock directly through the purchase of such shares at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus tied to the performance of services, (iii) the Stock Appreciation Rights Program, under which such persons may, in the plan administrator's discretion, be granted a stock appreciation right ("SAR") at a price that varies in accordance with a predetermined formula while the SAR is outstanding and (iv) the Stock Units Program, under which such persons may, in the plan administrator's discretion, be issued stock units for no cash consideration. In addition, the Incentive Plan permits the Board to implement a fee deferral program for the outside directors.

   Administration. The Compensation Committee of the Board, which is comprised of two (2) or more Board members, administers the Incentive Plan. Committee members serve for such period of time as the Board may determine. The Incentive Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by the Board or a secondary committee comprised of one or more Board members.

   The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Incentive Plan) to determine the eligible individuals who are to receive awards under the Incentive Plan, the number of shares to be covered by each granted option or other award, the date or dates on which the option is to become exercisable or the award is to vest, the maximum term for which the option or award is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") that satisfies the requirements of Section 422 of the Internal Revenue Code (the "Code") or a non-statutory option not intended to meet such requirements and the remaining provisions of the option grant or award.

   Eligibility. Employees (including officers) and consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program, share issuances under the Stock Issuance Program, SARs under the Stock Appreciation Rights Program and stock units under the Stock Units Program. A non-employee member of the Board or of the board of directors of any parent or subsidiary corporation of the Company is also eligible for option grants under the Discretionary Option Grant Program, the Stock Issuance Program, the Stock Appreciation Rights Program and the Stock Units Program.

   As of May 31, 2000, approximately 321 persons (including four (4) executive officers) were eligible to participate in the Incentive Plan.

   Securities Subject to Incentive Plan. The maximum number of shares of Common Stock that may be issued over the term of the Incentive Plan shall not exceed 9,308,525 shares, assuming approval of this Proposal No. 2. The number of shares of Common Stock available for issuance under the Incentive Plan shall automatically increase on the first trading day of each calendar year during the term of the Incentive Plan, beginning January 1, 2001, by an amount equal to five percent (5%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, not to exceed 2,000,000 shares in any calendar year. In addition, 3,000,000 shares of Common Stock have been reserved for issuance under the Company's 2000 Supplemental Stock Option Plan.

   No one person participating in the Incentive Plan may receive options and direct stock issuances for more than 1,500,000 shares of Common Stock per calendar year, beginning with the 1999 calendar year; provided that for the calendar year in which such person first commences services, the limit shall be 2,000,000 shares.

   Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the Predecessor Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Incentive Plan.

Discretionary Option Grant Program

   Price and Exercisability. The option exercise price per share in the case of an Incentive Option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

   The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion. The Committee has the discretionary authority to reprice options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date.

   No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

   Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

   The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

   Incentive Options. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Incentive Plan (or any other Incentive Plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000.

Stock Issuance Program

   Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

   The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Incentive Plan.

Stock Appreciation Rights Program.

   One or more eligible individuals may, at the discretion of the Committee, be granted stock appreciation rights either in tandem with or independent of their option grants under the Incentive Plan. Upon exercise of an independent stock appreciation right, the individual will be entitled to a cash distribution from the Company in an amount per share equal to the excess of
(i) the fair market value per share of Common Stock over (ii) the exercise or base price. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

Stock Units Program

   Stock units may be awarded for no cash consideration. Stock units may also be granted in consideration of a reduction in the recipient's other compensation or in consideration of services rendered. Each award of stock units may or may not be subject to vesting and vesting, if any, shall occur upon satisfaction of the conditions specified by the Committee. Settlement of vested stock units may be made in the form of cash, shares of Common Stock or a combination of both.

General Provisions

   Acceleration of Options/Termination of Repurchase Rights. Upon the occurrence of a "Change in Control" (as defined below) each outstanding option under the Incentive Plan will, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent such option is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent). Immediately following the consummation of the Change in Control, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation. A Change in Control includes:

     (i) the sale, transfer, or other disposition of all or substantially all of the Company's assets,

     (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction, or

     (iii) a proxy contest that results in the replacement of more than one-half of the Company's Board of Directors over a 24-month period.

   Also upon a Change in Control, the Company's outstanding repurchase rights applicable to options or shares issued directly will terminate automatically unless assigned to the successor corporation.

   Any options that are assumed or replaced in the Change in Control and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights that do not otherwise terminate at the time of the Change in Control shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Change in Control. Involuntary termination includes discharge without cause and certain voluntary resignations following a reduction in compensation or responsibility or a relocation.

   The Committee also has the discretion to accelerate outstanding options and/or terminate the Company's outstanding repurchase rights upon a Change in Control, which acceleration or termination may or may not be conditioned upon the subsequent termination of the optionee's service within a specified period following the transaction. The acceleration of options in the event of a Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

   Valuation. For purposes of establishing the option price and for all other valuation purposes under the Incentive Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The market value of the Common Stock as reported on the Nasdaq Stock Market as of May 31, 2000 was $55.00 per share.

   Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Incentive Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

   Each outstanding option that is assumed in connection with a Change in Control will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Change in Control, to the option holder had the option been exercised immediately prior to the Change in Control. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Incentive Plan on both an aggregate and a per-participant basis.

   Incentive Plan Amendments. The Board may amend or modify the Incentive Plan in any and all respects whatsoever. The approval of the Company's stockholders will be obtained to the extent required by applicable law.

   The Board may, at any time and for any reason, terminate the Plan. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

   As of May 31, 2000, options covering 3,705,312 shares were outstanding under the Incentive Plan, 3,088,701 shares remained available for future option grant, without giving effect to the increase which is the subject of this Proposal No. 2, and no shares have been issued under the Incentive Plan. The expiration dates for all such options range from January 18, 2010 to May 29, 2010.

New Plan Benefits and Option Grant Table

   Because the Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted under the Incentive Plan, for the one (1)-year period ended April 30, 2000 plus the period through May 31, 2000 and (ii) the weighted average exercise price per share. No direct stock issuances have been made under the Incentive Plan to date.

                                                                   Weighted
                                                               Average Exercise
                                                   Number Of       Price Of
               Name And Position                 Option Shares Granted Options
               -----------------                 ------------- ----------------
Brian M. NeSmith................................       200,000           $ 5.50
President, Chief Executive Officer and Director

Michael J. Johnson..............................       490,000           $11.23
Vice President, Chief Financial Officer and
 Secretary

Alan L. Robin...................................       622,000           $ 8.87
Senior Vice President, Sales

Nai-Ting Hsu....................................       420,000           $ 6.00
Senior Vice President, CacheFlow Ventures

William S. Warner...............................        20,000           $30.50
Vice President, Business Development

Rangaswamy Vasudevan............................       120,000           $30.50
Chief Technical Officer

All current executive officers as a group (4
 persons).......................................     1,732,000           $ 8.45

All current directors (other than executive
 officers) as a group (5 persons)...............       877,380           $4.912

All employees, including current officers who
 are not executive officers, as a group (2
 persons).......................................     9,253,750           $22.94

Federal Income Tax Consequences of Options Granted under the Incentive Plan

   Options granted under the Incentive Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

   For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

   If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

     (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

     (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

   Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

   Stock Issuances. The tax principles applicable to direct stock issuances under the Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

                                PROPOSAL NO. 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 30, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   Ernst & Young LLP has audited the Company's financial statements since 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

   The following table summarizes the shares of Preferred Stock purchased by Named Executive Officers, directors and 5% stockholders of the Company and persons and entities associated with them.

                          Shares of Shares of
                          Series C  Series D
                          Preferred Preferred
Investor(1)                 Stock     Stock
-----------               --------- ---------
Entities affiliated with
 Benchmark Capital(2)...    738,068      --
Entities affiliated with
 U.S. Venture
 Partners(3)............    455,622      --
Entities affiliated with
 Technology Crossover
 Ventures(4)............  1,890,816      --
Michael A. Malcolm......    801,116      --
Persons and entities
 affiliated with David
 W. Hanna(5)............    209,432      --
Entities affiliated with
Marc Andreessen.........        --   280,953

--------
(1) Shares held by affiliated persons and entities has been aggregated. See "Principal Stockholders."

(2) Includes shares held by Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P.

(3) Includes shares held by U.S. Venture Partners V, L.P. USVP V Entrepreneur Partners, USVP V International, L.P., and 2180 Associates Fund V, L.P.

(4) Includes shares held by TCV III (6P), TCV (III) Q., L.P. TCV III Strategic Partners, L.P., TCV III, L.P.

(5) Includes shares held by Carol A. Johnston, Trustee of the Hanna 1999 Annuity Trust dated 11/15/99, Hanna Ventures CacheFlow III, L.P. and the David William Hanna Trust dated 10/30/89.

   The shares of Series C Preferred Stock were issued and sold in a private transaction on May 28, 1999, to a limited number of individuals and institutional investors at a per share purchase price of $4.575, resulting in aggregate proceeds to us of $20.0 million. The shares of Series D Preferred Stock were issued and sold in a private transaction to an entity affiliated with Marc Andreessen at a per share purchase price of $11.00, resulting in aggregate proceeds to us of $3.1 million.

   The Company loaned $999,900 to Brian M. NeSmith, the Company's President and Chief Executive Officer, on April 13, 1999, pursuant to a full-recourse promissory note that is due April 12, 2004 and bears interest at the rate of 4.99% per annum. The largest aggregate amount of indebtedness outstanding under this note during the fiscal year ended April 30, 2000 was $1,052,351 and the amount outstanding on May 31, 2000 was $1,056,709. The Company also loaned $800,000 to Mr. NeSmith on August 31, 1999 to purchase a primary residence, pursuant to a promissory note that is due August 30, 2004. The largest aggregate amount of indebtedness outstanding during the fiscal year ended April 30, 2000 was $800,000 and the amount outstanding on May 31, 2000 was $800,000. The $800,000 note is secured by Mr. NeSmith's primary residence. Both promissory notes are also secured by 2,000,000 shares of the Company's Common Stock owned by Mr. NeSmith. All principal and accrued interest under the $999,900 loan was repaid by June 26, 2000 and all principal under the $800,000 loan was repaid by July 11, 2000.

   The Company loaned $2,519,958 to Nai-Ting Hsu, the Company's Senior Vice President, CacheFlow Ventures, on October 18, 1999, pursuant to a full-recourse promissory note that is due October 18, 2004 and bears interest at the rate of 5.54% per annum. The promissory note is secured by 420,000 shares of the Company's Common Stock owned by Mr. Hsu. The largest aggregate amount of indebtedness outstanding under this note during the fiscal year ended April 30, 2000 was $2,589,761 and the amount outstanding on May 31, 2000 was $2,601,395.

   On October 13, 1999, the Company entered into a consulting agreement with Mr. Andreessen. Mr. Andreessen will serve as an independent contractor to the Company and will consult with the Company in areas to be agreed upon by Mr. Andreessen and Mr. NeSmith. All of the intellectual property developed by Mr. Andreessen during his consultancy will belong to the Company. In connection with entering into the consulting agreement, Mr. Andreessen was granted an option to purchase 677,380 shares of Common Stock. The option has an exercise price of $4.00 per share.

   The Company believes that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company, the Company's officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for transactions in the Common Stock and their Common Stock holdings for the year ending April 30, 2000 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the year ending April 30, 2000, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Messrs. Hanna, Johnson, Phillips, Rachleff and Robin filed a Form 3 reporting one transaction late and Bret Lawson filed a Form 3 late. Mr. Vasudevan did not file a Form 5 nor did he certify to the Company that it was not necessary for him to file a Form 5.

                                   FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR THE FISCAL YEAR ENDED APRIL 30, 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CACHEFLOW INC., 650 ALMANOR AVENUE, SUNNYVALE, CALIFORNIA 94086, ATTN:
INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than June 6, 2001, in order to be included. Such stockholder proposals should be addressed to CacheFlow Inc., 650 Almanor Avenue, Sunnyvale, California 94086, Attn: Susan Hovatter Thornton, Vice President and General Counsel.

                                 OTHER MATTERS

   The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Michael Johnson
                                          Michael Johnson
                                          Secretary

Sunnyvale, California
August 4, 2000

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                                                      1955-PS-00

PROXY                            CACHEFLOW INC.                  PROXY
                650 Almanor Avenue, Sunnyvale, California  94086

 This Proxy is Solicited on Behalf of the Board of Directors of CacheFlow Inc.
       for the Annual Meeting of Stockholders to be held August 30, 2000

     The undersigned holder of Common Stock, par value $.0001, of CacheFlow Inc. (the "Company") hereby appoints Brian NeSmith and Michael Johnson, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday August 30th, 2000 at 10:00 a.m. local time, located at the headquarters of the Company at 650 Almanor Avenue, Sunnyvale, California, 94086, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                   (Reverse)
                                CACHEFLOW INC.

[X] Please mark votes
as in this example



1.  To elect the following directors to serve for a term        2.  To approve an amendment to the      FOR    AGAINST    ABSTAIN
    upon the 2001 Annual Meeting of Stockholders or until           Company's 1999 Stock Incentive      [_]      [_]        [_]
    their successors are elected and qualified:                     Plan to increase the number of
                                                                    shares of Common Stock authorized
           Nominees: Brian M. NeSmith, Marc Andreessen, David W.     for issuance by 2,000,000 shares.
Hanna, Michael A. Malcolm, Stuart Phillips, Andrew Rachleff.

           FOR    WITHHELD      For all nominees, except for
                                nominees written below.         3.  To ratify the appointment of        FOR    AGAINST    ABSTAIN
                                                                    Ernst & Young LLP as the Company's  [_]      [_]        [_]
           [_]       [_]        [_]                                 independent accountants for the
                                                                    fiscal year ending April 30, 2001.

                                -----------------------
                                Nominee exception(s)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:________________Signature (if held jointly:_______________Date:_______
_________,2000

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

[Vote by Telephone]                                     [Vote by Internet]
 -----------------                                       ----------------
It's fast convenient, and immediate!                    It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                    confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

--------------------------------------------------------------------------------------------------------------
Follow these four easy steps:                           Follow these four easy steps:

1.  Read the accompanying Proxy                         1.  Read the accompanying Proxy
    Statement/Prospectus and Proxy Card                     Statement/Prospectus and Proxy Card.

2.  Call the toll-free number                           2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).                        http://www.eproxyvote.com/cflo

3.  Enter your 14-digit Voter Control Number            3.  Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.             located on your Proxy Card above your name.

4.  Follow the recorded instructions.                   4.  Follow the instructions provided.

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Your vote is important!                                 Your vote is important!
Call 1-877-PRX-VOTE anytime!                            Go to http://www.eproxyvote.com/cflo anytime!
                                                              ------------------------------

Do not return your Proxy Card if you are voting by Telephone or Internet